UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2018

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Woodside Road

Woodside, CA 94062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 22, 2018, William Tanona resigned from his positions as President, Chief Financial Officer, Treasurer and Secretary of GSV Capital Corp. (the “Company”), effective June 12, 2018. In addition, Michael Moe has advised the Board of Directors of the Company (the “Board”) that effective May 29, 2018, he will transition to the role of Chairman of the Board.

(c)           In addition, on May 29, 2018, the Board appointed Mark Klein to serve as President of the Company, effective June 12, 2018, in order to fill the vacancy created by Mr. Tanona’s resignation as President of the Company. Mr. Klein currently serves, and will continue to serve, as Chief Executive Officer of the Company.

On May 29, 2018, the Board also appointed Allison Green to serve as Senior Vice President of Finance of the Company, effective immediately, and Treasurer and Secretary of the Company, effective June 12, 2018.

Mr. Klein, 56, has served as the Company’s Chief Executive Officer since August 2017 and has served on the Board since 2011. In addition, he has served as a consultant to GSV Asset Management, LLC (“GSV Asset Management”), the Company’s external investment adviser, since 2012. Since 2010, Mr. Klein has also served as a Managing Member and Majority Partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer. In addition, Mr. Klein serves on the board of directors for Atlantic Alliance Partnership Corp. and has served as an investment adviser at B. Riley Wealth Management (formerly MK Capital Advisors, LLC) since April 2012. Mr. Klein served as a director of National Holding Corporations from 2011 to 2014, where he also served as Chief Executive Officer and Co-Chairman from March 2013 to December 2014.

There is no arrangement or understanding between Mr. Klein and any other person pursuant to which he was appointed President of the Company, nor is there any family relationship between Mr. Klein and any of the Company’s directors or other executive officers. Further, with regard to Mr. Klein, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

Ms. Green, 33, has served as a Vice President of GSV Asset Management and Controller of the Company since July 2017, prior to which time she was the Controller and an accounting and financial consultant at Rise Companies Corp, the parent company of Fundrise, a Washington DC-based crowdfunded real estate investment platform, from April 2016 to April 2017.  Prior to Rise Companies Corp., Ms. Green was the Controller at the Girl Scout Council of the Nation’s Capital and a ProInspire Fellow at the Council from September 2013 to April 2016. Ms. Green was a member of the Fund Management and Coinvestment teams at The Carlyle Group, focusing on Europe and US Real Estate and Energy Funds from June 2009 to August 2013 and began her career at Deloitte & Touche LLP in Los Angeles as an audit associate focused on financial services clients. Ms. Green is a Certified Public Accountant (CPA) and graduated with degrees in Accounting and Finance from the University of Southern California.

There is no arrangement or understanding between Ms. Green and any other person pursuant to which she was appointed as Senior Vice President of Finance, Treasurer and Secretary of the Company, nor is there any family relationship between Ms. Green and any of the Company’s directors or other executive officers. Further, with regard to Ms. Green, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2018	GSV CAPITAL CORP.

	By:	/s/ Mark Klein
Mark Klein Chief Executive Officer and President